As filed with the Securities and Exchange Commission on November 8, 1999

                                                      REGISTRATION NO. 333-13979

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                         POST EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                    INTERNATIONAL AIRLINE SUPPORT GROUP, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                              59-2223025
     -----------------------------------    -------------------
     (State  or  other  jurisdiction  of     (I.R.S.  Employer
     incorporation  or  organization)     Identification  No.)

                          1954 AIRPORT ROAD, SUITE 200
                             ATLANTA, GEORGIA 30341
                   -----------------------------------------
                    (Address of principal executive offices)

                INTERNATIONAL AIRLINE SUPPORT GROUP, INC. AMENDED
                  1996 LONG TERM INCENTIVE AND SHARE AWARD PLAN
                            (Full title of the plan)

                               PHILIP A. THEODORE
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                     (Name and address of agent for service)

                                 (404) 572-4600
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                               GEORGE MURNANE III
              EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER
                    INTERNATIONAL AIRLINE SUPPORT GROUP, INC.
                          1954 AIRPORT ROAD, SUITE 200
                             ATLANTA, GEORGIA  30341
                                 (770) 455-7575

                         CALCULATION OF REGISTRATION FEE

                                                Proposed          Proposed
 Title  of                      Amount          Maximum           Maximum            Amount  of
 Securities  to                 To  be          Offering Price    Aggregate          Registration
 be  Registered                 Registered      Per  Share        Offering  Price    Fee
Common  Stock,
     par value $.001 per share    237,000       $4.125(1)         $977,625(1)        $271.78

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the exercise price of the options issued pursuant to the 1996 Long Term Incentive and Share Award Plan under which the Securities are offered.

     THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-13979), AS AMENDED, ARE HEREBY INCORPORATED INTO THIS POST-EFFECTIVE AMENDMENT NO. 2 BY THIS REFERENCE.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  8.     EXHIBITS

5.1     --     Opinion  of  King  &  Spalding  regarding  the  validity  of  the securities  being  registered.

23.1     --     Consent  of  King  &  Spalding (included as part of Exhibit 5.1)

23.2     --     Consent  of  Grant  Thornton  LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 8th day of November, 1999.


INTERNATIONAL  AIRLINE  SUPPORT  GROUP,  INC.


By:/s/  Alexius  A.  Dyer  III
   ---------------------------
     Alexius  A.  Dyer  III
     Chairman  of  the  Board,  President  and  Chief  Executive  Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of the 8th day of November, 1999.

     Signature                         Title
     ---------                         -----


                                        Chairman  of  the  Board,  President
                                        and  Chief Executive Officer and
                                        Director
/s/  Alexius  A.  Dyer  III
---------------------------
Alexius  A.  Dyer  III


                                        Executive  Vice  President,  Chief
                                        Operating  Officer  and  Director
/s/  George  Murnane  III
-------------------------
George  Murnane  III


                                        Chief  Financial  Officer
                                       (Chief  Accounting  Officer)
/s/  James  M.  Isaacson
------------------------
James  M.  Isaacson

                                        Director
/s/  E.  James  Mueller
-----------------------

E.  James  Mueller
/s/  F.  Dixon  McElwee,  Jr.           Director
-----------------------------
F.  Dixon  McElwee,  Jr.

                                     ------

                                   EXHIBIT 5.1

                         [Letterhead of King & Spalding]



                         404/572-4600     404/572-5100


                                November 8, 1999

International  Airline  Support  Group,  Inc.
1954  Airport  Road
Suite  200
Atlanta,  Georgia  30341

Re:     Registration  Statement  on  Form  S-8
        --------------------------------------

Ladies  and  Gentlemen:

     We have acted as counsel for International Airline Support Group, Inc. (the "Company") in connection with the preparation and filing of Post-Effective Amendment No. 2 (the "Amendment") to the Company's Registration Statement on Form S-8 (File No. 333-13979) (the "Registration Statement"), relating to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 237,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), to be issued by the Company from time to time pursuant to the Company's 1996 Long Term Incentive and Share Award Plan.

     In connection with this opinion, we have considered such matters of law and examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents and corporate and other records and have obtained such certificates, letters, representations and information from the officers, directors and employees of the Company and from others as we have deemed necessary or appropriate to enable us to render the opinions expressed herein.

     Based upon and in reliance upon the foregoing, and subject to the qualifications and assumptions set forth below, it is our opinion that, when (a) the Amendment has become effective in accordance with the Act and the rules and regulations thereunder and (b) the Common Stock has been duly delivered against payment therefor or receipt by the Company of such lawful consideration for which shares of the Common Stock to be issued by the Company has occurred, then the Common Stock will be (i) duly authorized and (ii) legally issued, fully paid and nonassessable.

     Our  opinion  is  limited  by  and  subject  to  the  following:

     (a) In rendering our opinion we have assumed that, at the time of each issuance and sale of the Common Stock, the Company will be a corporation validly existing and in good standing under the laws of the State of Delaware.

     (b) In our examination of all documents, certificates and records, we have assumed without investigation the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity and completeness of the originals of all documents submitted to us as copies. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

     (c)     Our  opinion  is  based  solely  on  and  limited  to  the  General
Corporation Law of the State of Delaware and federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

     Very  truly  yours,



     /s/  King  &  Spalding

                                  EXHIBIT 23.2

                                     ------
                                AUDITOR'S CONSENT
                                -----------------


We have issued our report dated July 20, 1999, accompanying the consolidated financial statements and schedule appearing in the Annual Report of International Airline Support Group, Inc. and Subsidiaries on Form 10-K for the year ended May 31, 1999. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of International Airline Support Group, Inc. and Subsidiaries on Post Effective Amendment No. 2 to Form S-8 (Registration No. 333-13979) and to the use of our name as it appears under the caption "Experts."


/s/  Grant  Thornton  LLP

Fort  Lauderdale,  Florida
November  4,  1999